As filed with the Securities and Exchange Commission on December 12, 2017

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OWENS & MINOR, INC.

(Exact name of registrant as specified in its charter)

Virginia	54-1701843
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9120 Lockwood Boulevard

Mechanicsville, Virginia 23116

(804) 723-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Nicholas J. Pace, Esq.

Senior Vice President, General Counsel & Corporate Secretary

9120 Lockwood Boulevard

Mechanicsville, Virginia 23116

(804) 723-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

Risë B. Norman, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per security(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(3)
Debt securities(4)	—	—	—	—
Guarantees of debt securities(4)(5)	—	—	—	—
Common stock	—	—	—	—
Preferred stock	—	—	—	—
Depositary shares representing preferred stock(6)	—	—	—	—
Stock purchase contracts	—	—	—	—
Warrants(7)	—	—	—	—
Units(8)	—	—	—	—
Total	—	—	—	—

(1)	Omitted pursuant to General Instruction II.E. of Form S-3. An indeterminate amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices.
(2)	Includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a stock dividend, stock split or similar transaction with respect to, securities that provide for such issuance, exercise, conversion, exchange, adjustment, stock split or similar transaction. Also includes such indeterminate amount as may be issued in units. Separate consideration may or may not be received for any of these securities.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of all of the registration fees.
(4)	Debt securities may be issued by Owens & Minor, Inc. or O&M Halyard, Inc. and may be issued without guarantees or may be guaranteed by Owens & Minor, Inc. and/or one or more of the registrants named below under “Table of Additional Registrants.” Debt securities may be issued at an original issue discount or at a premium.
(5)	No separate consideration will be paid with respect to any such guarantees. No separate registration fee is required under Rule 457(n) under the Securities Act with respect to the guarantees being registered.
(6)	No separate consideration will be received for the depositary shares representing shares of preferred stock issued by Owens & Minor, Inc. No separate registration fee will be paid in respect of any such depositary shares.
(7)	The warrants covered by this registration statement may be common stock warrants, preferred stock warrants or debt warrants.
(8)	Any of the securities registered hereunder may be sold separately or as units with other securities registered hereunder.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter (or other organizational document)	State or other jurisdiction of incorporation or organization	IRS Employer Identification Number	Address, including zip code, of registrant’s principal executive offices	Phone number
Owens & Minor Distribution, Inc.	Virginia	54-2049200	9120 Lockwood Boulevard Mechanicsville, Virginia 23116	(804) 723-7000

Owens & Minor Medical, Inc.	Virginia	54-1959151	9120 Lockwood Boulevard Mechanicsville, Virginia 23116	(804) 723-7000

Barista Acquisition I, LLC	Virginia	82-1298510	9120 Lockwood Boulevard Mechanicsville, Virginia 23116	(804) 723-7000

Barista Acquisition II, LLC	Virginia	82-1321407	9120 Lockwood Boulevard Mechanicsville, Virginia 23116	(804) 723-7000

O&M Halyard, Inc.	Virginia	82-3402664	9120 Lockwood Boulevard Mechanicsville, Virginia 23116	(804) 723-7000

PROSPECTUS

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

STOCK PURCHASE CONTRACTS

WARRANTS

UNITS

We may, from time to time, offer and sell debt securities, which may be guaranteed by one or more of our subsidiaries. Our wholly owned subsidiary O&M Halyard, Inc. may, from time to time, offer to sell debt securities, which will be guaranteed by us and may be guaranteed by one or more of our other subsidiaries.

We may, from time to time, offer and sell shares of our common stock or our preferred stock, in amounts, at prices, and on terms that will be determined at the time of any such offering.

We may, from time to time, offer and sell stock purchase contracts, warrants to purchase common stock, preferred stock or debt securities, and units comprised of one or more of any of the other securities described in this prospectus, in any combination.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and we and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of our securities. If any agents, dealers or underwriters are involved in the sale of any of our securities, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. Our net proceeds from the sale of our securities also will be set forth in the applicable prospectus supplement. We also may provide investors with a free writing prospectus that includes this information.

Our common stock is listed on the New York Stock Exchange under the symbol “OMI.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

This prospectus describes some of the general terms that may apply to these securities. Each time that we offer any securities using this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement or a free writing prospectus will contain more specific information about the offering and the securities being offered, including the specific amounts, prices and terms of the securities being offered. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement.

You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any accompanying prospectus supplement, carefully before you invest.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus and the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 12, 2017

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized anyone to provide you with different information. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This document may only be used where it is legal to sell these securities. You should only assume that the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement or any related free writing prospectus is accurate as of the respective date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, sell securities under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the

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specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement. Together, they provide the specific terms of the securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information.”

References in this prospectus to “Owens & Minor,” “our company,” “we,” “us” and “our” refer to Owens & Minor, Inc. and its subsidiaries, unless otherwise specified or unless otherwise required.

References herein to “$,” “dollars” and “U.S. dollars” are to United States dollars, and financial data included or incorporated by reference herein have been presented in accordance with accounting principles generally accepted in the United States of America.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Pursuant to the requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov or at our website at www.owens-minor.com (as noted below, the information contained in, or that can be accessed through, our website is not a part of this prospectus or part of any prospectus supplement). You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

You may also obtain copies of this information at prescribed rates by writing to the Office of Investor Education and Advocacy of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our SEC filings are available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-3000.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other filings with the SEC.

We incorporate by reference the following documents that we previously filed with the SEC (other than information in such documents that is deemed not to be filed), all of which are filed under SEC File No. 001-09810:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (including the portions of our definitive proxy statement on Schedule 14A filed with the SEC on March 22, 2017, incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

•	our Current Reports on Form 8-K filed with the SEC on February 10, 2017, May 8, 2017, July 28, 2017, August 2, 2017 (Item 8.01 only) and November 1, 2017 (Item 1.01 only);

•	our Current Report on Form 8-K/A filed with the SEC on November 1, 2017 (Item 1.01 only); and

•	our Form 8-A filed with the SEC on July 13, 2004, including any amendments or supplements thereto.

These documents contain important information about our business and our financial performance.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering, all of which will be filed under SEC File No. 001-09810. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address: Corporate Secretary, Owens & Minor, Inc., 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116, (804) 723-7000. We also make these filings available at no cost through the “SEC Filings” on our website located at www.owens-minor.com as soon as reasonably practicable after they are filed with the SEC. The information contained in, or that can be accessed through, our website is not a part of this prospectus or part of any prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the information included or incorporated by reference in this prospectus and the applicable prospectus supplement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe our expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of our knowledge of our business and operations, all forward-looking statements involve risks and uncertainties and, as a result, actual results could differ materially from those projected, anticipated or implied by these statements. Such forward-looking statements involve known and unknown risks, including, but not limited to:

•	competitive pressures in the marketplace, including intense pricing pressure;

•	our ability to retain existing and attract new customers in a market characterized by significant customer consolidation and intense cost-containment initiatives;

•	our dependence on sales to certain customers or the loss or material reduction in purchases by key customers;

•	our dependence on distribution of product of certain suppliers;

•	our ability to successfully identify, manage or integrate acquisitions;

•	our ability to successfully manage our international operations, including risks associated with changes in international trade regulations, foreign currency volatility, changes in regulatory conditions, deteriorating economic conditions, adverse tax consequences, and other risks of operating in international markets;

•	uncertainties related to and our ability to adapt to changes in government regulations, including healthcare laws and regulations (including the Affordable Care Act);

•	risks arising from possible violations of legal, regulatory or licensing requirements of the markets in which we operate;

•	uncertainties related to general economic, regulatory and business conditions;

•	our ability to successfully implement our strategic initiatives;

•	the availability of and modifications to existing supplier funding programs and our ability to meet the terms to qualify for certain of these programs;

•	our ability to adapt to changes in product pricing and other terms of purchase by suppliers of product;

•	the ability of customers and suppliers to meet financial commitments due to us;

•	changes in manufacturer preferences between direct sales and wholesale distribution;

•	changing trends in customer profiles and ordering patterns and our ability to meet customer demand for additional value-added services;

•	our ability to manage operating expenses and improve operational efficiencies in response to changing customer profiles;

•	our ability to meet performance targets specified by customer contracts under contractual commitments;

•	availability of and our ability to access special inventory buying opportunities;

•	the ability of business partners and financial institutions to perform their contractual responsibilities;

•	the effect of price volatility in the commodities markets, including fuel price fluctuations, on our operating costs and supplier product prices;

•	our ability to continue to obtain financing at reasonable rates and to manage financing costs and interest rate risk;

•	the risk that information systems are interrupted or damaged or fail for any extended period of time, that new information systems are not successfully implemented or integrated, or that there is a data security breach in our information systems;

•	the risk that a decline in business volume or profitability could result in an impairment of goodwill or other long-lived assets;

•	our ability to timely or adequately respond to technological advances in the medical supply industry;

•	the costs associated with and outcome of outstanding and any future litigation, including product and professional liability claims;

•	adverse changes in U.S. and foreign tax laws and the outcome of outstanding tax contingencies and legislative and tax proposals; and

•	other factors detailed from time to time in the reports we file with the SEC, including those described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2016 and “Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

We undertake no obligation to update or revise any forward-looking statements, except as required by applicable law.

THE COMPANY

Owens & Minor, Inc. and subsidiaries, a Fortune 500 company headquartered in Richmond, Virginia, is a leading global healthcare solutions company that connects the world of medical products to the point of care. We provide vital supply chain assistance to the providers of healthcare services and the manufacturers of healthcare products, supplies and devices. With fully developed networks in the United States and Europe, we are equipped to serve a customer base ranging from hospitals, integrated healthcare systems, group purchasing organizations, and the U.S. federal government, to manufacturers of life-science and medical devices and supplies, including pharmaceuticals in Europe.

We focus our operations on healthcare logistics services and provide our customers with a service portfolio that covers procurement, inventory management, delivery and sourcing of products for the healthcare market. Through organic growth and acquisitions over many years, we significantly expanded and strengthened our company, achieving national scale in the United States healthcare market. In 2012, through the acquisition of the Movianto Group (Movianto), we entered into third-party logistics services for the pharmaceutical, biotechnology and medical device industries in the European market, leveraging an existing platform that also expands our ability to serve our United States-based manufacturer customers on an international level.

In 2014, we acquired Medical Action Industries Inc. (Medical Action), a leading producer of surgical kits and procedure trays for the healthcare market, and ArcRoyal, a privately held surgical kitting company based in Ireland. These acquisitions further expanded our capabilities to offer our provider and manufacturer customers a range of kitting services, including the ability to combine instruments and supplies into sterilized custom procedure trays used in a variety of clinical procedures, such as cardiac and orthopedic procedures, and sterilized minor procedure kits and trays which are used in a wide variety of minor surgical and medical procedures, such as I.V. start kits and suture removal. This approach enables healthcare providers to track and manage the supply chain for products, supplies and instruments used in clinical settings. On August 1, 2017, we completed the acquisition of Byram Healthcare (Byram), a leading domestic distributor of reimbursable medical supplies sold directly to patients and home health agencies. The acquisition of Byram allows us to further our strategy to expand our services along the continuum of care.

We report our operations using three distinct business units: Domestic, International and Proprietary Products. Domestic is our U.S. distribution, logistics and value-added services business. Byram, acquired on August 1, 2017, is included in the Domestic segment. International is our European distribution, logistics and value-added services business. Proprietary Products (formerly named Clinical & Procedural Solutions or CPS) provides product-related solutions, including surgical and procedural kitting and sourcing. Founded in 1882, Owens & Minor, Inc. was incorporated in 1926 in Richmond, Virginia. Our executive and administrative offices are located at 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116. Our telephone number is (804) 723-7000. Our website is located at www.owens-minor.com. The information contained in, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless we otherwise state in the applicable prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.

RATIOS OF EARNINGS TO FIXED CHARGES, COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratios of consolidated earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,	Year Ended December 31,
	2017	2016	2015	2014(2)	2013	2012
Ratio of earnings to fixed charges(1)	2.8x	4.4x	4.3x	3.1x	5.7x	6.3x

(1)	For purposes of computing the ratios of earnings to fixed charges, “earnings” consist of income from continuing operations before income taxes and fixed charges. “Fixed charges” consist of interest expense, amortization of debt issuance costs and one-third of rental expense (the portion considered representative of the interest factor). As there were no shares of preferred stock outstanding for the periods presented, the ratios of earnings to combined fixed charges and preferred stock dividends do not differ from the ratio of earnings to fixed charges presented above.
(2)	Fixed charges include $14.9 million ($17.4 million redemption premium less $2.5 million gain on interest swaps), both associated with the retirement of all of our $200 million aggregate principal amount of 6.35% senior notes in 2014.

GENERAL DESCRIPTION OF SECURITIES THAT MAY BE SOLD

This prospectus contains summary descriptions of the debt securities (and any associated guarantees), common stock, preferred stock, depositary shares, stock purchase contracts, warrants and units that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

This section describes the general terms and provisions of the debt securities that may be offered by this prospectus. In this “Description of Debt Securities and Guarantees” section, references to “we,” “us” and “our” are only to Owens & Minor, Inc. and not its subsidiaries. The term “issuer” means Owens & Minor, Inc. or O&M Halyard, Inc., a wholly owned subsidiary of Owens & Minor, Inc., depending on which registrant is offering the debt securities, and the term “issuers” is a collective reference to Owens & Minor, Inc. and O&M Halyard, Inc., the registrants offering debt securities using this prospectus. The term “parent guarantor” refers to Owens & Minor, Inc. and the term “subsidiary issuer” refers to O&M Halyard, Inc.

The debt securities issued by us will be issued under an indenture to be entered into by us as the issuer, certain subsidiary guarantors and the trustee, with the specific terms and conditions set forth in a supplemental indenture or officers’ certificate. The debt securities issued by the subsidiary issuer will be issued under an indenture to be entered into by us as the parent guarantor, the subsidiary issuer, certain subsidiary guarantors and the trustee, with the specific terms and conditions set forth in a supplemental indenture or officers’ certificate. This section does not describe every aspect of the indentures or the debt securities. The following discussion of certain provisions of the indentures is a summary only and should not be considered a complete description of the terms and provisions of the indentures. Accordingly, the following discussion is subject to and qualified in its entirety by reference to the provisions of the applicable indenture, as supplemented, including definitions of some of the terms used in such indenture. Copies of the forms of indenture are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies. A form of each debt security and the supplemental indenture or officers’ certificate, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. You should also refer to the Trust Indenture Act of 1939, as amended, certain terms of which are made a part of the indentures by reference.

The terms of the series described in the prospectus supplement relating to that series may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus.

The issuers may issue as many distinct series of debt securities under their respective indentures as they wish without limitation as to aggregate principal amount under the terms of such indenture. The indentures do not limit the ability of the issuers to incur additional indebtedness. This section summarizes the material terms of the debt securities, although the prospectus supplement that describes the terms of each series of debt securities may also describe differences with the material terms summarized in this prospectus.

The debt securities may rank equally with other senior unsubordinated debt or may be subordinated to other debt the applicable issuer has or may incur. In the event that any series of debt securities will be subordinated to other indebtedness that the applicable issuer has outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

Capitalized terms used below are defined under “—Certain Definitions.”

General

The specific financial, legal and other terms relating to a particular series of debt securities will be described in a prospectus supplement. The prospectus supplement relating to a series of debt securities will describe to the extent applicable, the following terms of the series:

•	the title of the series of debt securities;

•	whether a series of debt securities will be senior or subordinated;

•	whether and the extent to which a series of debt securities will be guaranteed;

•	whether and the extent to which a series of debt securities will be secured;

•	any limit on the aggregate principal amount of the series of debt securities and whether such series may be reopened for the issuance of additional debt securities of such series;

•	the Person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;

•	the dates on which interest on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption, in whole or in part, at the applicable issuer’s option or the option of the holder;

•	the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if the debt securities may be converted into or exercised or exchanged for the applicable issuer’s common stock or preferred stock, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at the applicable issuer’s option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the series of debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of the series of debt securities that will be payable upon the declaration of acceleration of the maturity of such series of debt securities;

•	the currency of payment of principal, premium, if any, and interest on the series of debt securities, if other than the currency of the United States;

•	if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to the applicable issuer’s or a holder’s election, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest on the series of debt securities;

•	any addition or change to the restrictive covenants applicable to such series of debt securities;

•	whether the debt securities will be subject to defeasance as described under “—Defeasance” or otherwise;

•	any event of default under the series of debt securities if different from, or in addition to, those described under “—Default and Related Matters—Events of Default—What Is an Event of Default?;”

•	if the series of debt securities will be initially issuable only in the form of a global security, as described under “—Legal Ownership—Global Securities,” the depositary or its nominee with respect to the series of debt securities, if other than The Depository Trust Company, and the circumstances under which the global security may be registered for transfer or exchange or authenticated and delivered in the name of a Person other than the depositary or its nominee;

•	the location where the security register will be maintained and the location of the paying agent;

•	any proposed listing of the series of debt securities on any securities exchange; and

•	any other terms, additional covenants, or special features of the series of debt securities.

The applicable prospectus supplement will also describe any applicable material U.S. federal income tax consequences.

We and the subsidiary issuer may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount. The prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any such debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

Guarantees

The debt securities of any series will be guaranteed by each of our current and future wholly owned domestic subsidiaries that has outstanding, incurs or guarantees Specified Indebtedness (such guarantees, the “subsidiary guarantees”) and, in the case of debt securities issued by the subsidiary issuer, such series of debt securities will also be guaranteed by us (such guarantee, the “parent guarantee” and together with the subsidiary guarantees, the “guarantees”).

The guarantees will be joint and several obligations of the guarantors. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will fully and unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and such indenture.

The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

A guarantor of debt securities may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such guarantor is the surviving Person), another Person, other than us or another guarantor, unless immediately after giving effect to that transaction, no default or event of default exists and the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that guarantor under the applicable indenture (including its subsidiary guarantee) pursuant to agreements reasonably satisfactory to the trustee.

The subsidiary guarantee of a guarantor will be released with respect to a particular series of debt securities:

•	at such time as such guarantor ceases to have outstanding or guarantee any Specified Indebtedness;

•	upon the applicable issuer’s exercise of its legal defeasance option (described under “—Defeasance—Legal Defeasance” below) or its covenant defeasance option (described under “—Defeasance—Covenant Defeasance” below) or the applicable issuer’s obligations under the applicable indenture being discharged in accordance with the terms of such indenture; or

•	as specified in the applicable prospectus supplement.

Our parent guarantee will be released with respect to a particular series of debt securities:

•	upon the subsidiary issuer delivering to the trustee an officers’ certificate confirming ongoing compliance by such issuer of the financial reporting obligations described under “—Reports”;

•	upon any merger or consolidation of the parent guarantor with the subsidiary issuer;

•	upon the subsidiary issuer’s exercise of its legal defeasance option (described under “—Defeasance—Legal Defeasance” below) or its covenant defeasance option (described under “—Defeasance—Covenant Defeasance” below) or the subsidiary issuer’s obligations under the applicable indenture being discharged in accordance with the terms of such indenture;

•	upon payment in full of the aggregate principal amount of all debt securities of such series then outstanding and all other applicable guaranteed obligations under our parent guarantee then due and owing; or

•	as specified in the applicable prospectus supplement.

Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee of a senior debt security will be the unsecured senior obligation of the applicable guarantor and will rank equally in right of payment to all other unsecured senior indebtedness and guarantees of such indebtedness of such guarantor.

Each unsecured guarantee will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any guarantor that has provided an unsecured guarantee of any debt securities, the holders of that guarantor’s secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full.

Form, Exchange and Transfer

The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise indicated in the prospectus supplement, in denominations of $1,000 and any integral multiple thereof.

A global security will be issued in denominations equal to the aggregate principal amount of outstanding debt securities represented by that global security. See “—Legal Ownership” below for additional information regarding global securities and the limitations on your rights as the beneficial owner of an interest in a global security.

You may have your debt securities broken into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an exchange.

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as the applicable issuer’s agent for registering debt securities in the names of holders and transferring debt securities. The applicable issuer may change this appointment to another entity or perform the service itself. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If the applicable issuer designates additional transfer agents, they will be named in the prospectus supplement. The applicable issuer may cancel the designation of any particular transfer agent. The applicable issuer may also approve a change in the office through which any transfer agent acts.

Payment and Paying Agents

The applicable issuer will pay interest to you if you are a holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and will be stated in a prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that the applicable issuer will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

Unless the prospectus supplement states otherwise, the applicable issuer will pay principal, interest and any other money due on the debt securities at the office of the paying agent whom such issuer will designate for this purpose. The paying agent will pay interest and any other money due on debt securities issued as global securities by wire transfer to the holder of those global securities. You must make arrangements to have your payments on debt securities that are not in global form picked up at, or wired from, that office; the applicable issuer may also choose to pay interest by mailing checks.

Unless the prospectus supplement states otherwise, an office or agency of the trustee in New York City will be designated as the applicable issuer’s sole paying agent for payments with respect to the debt securities of each series. The applicable issuer may also arrange for additional paying agents, and may change paying agents, including the applicable issuer’s use of the trustee’s corporate trust office. The applicable issuer may also choose to act as its own paying agent. The applicable issuer must notify the trustee of changes in the paying agents for any particular series of debt securities.

Regardless of who acts as paying agent, all money paid by the applicable issuer to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to such issuer. After that two-year period, you may look only to the applicable issuer for payment and not to the trustee, any other paying agent or anyone else.

Certain Covenants

If debt securities are issued, the applicable indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Merger, Consolidation, Sale, Lease or Conveyance

The applicable issuer will not merge or consolidate with or into any other Person and will not sell, lease or convey, in a single transaction or in a series of transactions, all or substantially all of its assets to any Person, unless:

•	the surviving, continuing or successor Person (if other than the applicable issuer) or the Person that acquires all or substantially all of its assets (a) is an entity organized and existing under the laws of the United States or a State thereof or the District of Columbia, provided that if such entity is not a corporation, a co-obligor of the debt securities is a corporation organized or existing under such laws, and (b) expressly and unconditionally assumes all of the applicable issuer’s obligations under the debt securities and the applicable indenture or assumes such obligations as a matter of law;

•	immediately after giving effect to such merger, consolidation, sale, lease or conveyance, there is no default or event of default under the applicable indenture; and

•	the applicable issuer delivers or causes to be delivered to the trustee an officers’ certificate and opinion of counsel each stating that the merger, consolidation, sale, lease or conveyance complies with the applicable indenture.

Reports

The applicable issuer will file with the trustee and the SEC, and transmit to holders of debt securities, certain information, documents and other reports. If the applicable issuer is not required to file information, documents or reports pursuant to Section 13 or Section 15(d) of the Exchange Act, then it will file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the information, documents and other reports, and such summaries thereof, which may be required pursuant to Section 13 of the Exchange Act. The applicable issuer will be deemed to have furnished such reports to holders of debt securities if we have filed such reports with the SEC using the EDGAR (or successor) filing system and such reports are publicly available.

Notwithstanding the foregoing, the subsidiary issuer may satisfy such financial reporting obligations by furnishing financial information relating to the parent guarantor; provided that the same is accompanied by consolidating financial information for the parent guarantor, the subsidiary issuer, our guarantor subsidiaries and our non-guarantor subsidiaries in the manner prescribed by the SEC.

Subordination

Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent the applicable issuer conducts operations through its subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of the applicable issuer’s subsidiaries.

Default and Related Matters

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “event of default” in the applicable indenture means, with respect to any series of debt securities, any of the following:

•	the applicable issuer does not pay the principal of or any premium on a debt security of that series on its due date;

•	the applicable issuer does not pay interest on a debt security within 30 days of its due date;

•	the applicable issuer does not deposit a sinking fund payment within 30 days of its due date;

•	the applicable issuer fails to comply with the conditions described above under “—Merger, Consolidation, Sale, Lease or Conveyance”;

•	the applicable issuer fails to perform or remains in breach of any covenant contained in the applicable indenture for the benefit of the debt securities of that series or any other term of the applicable indenture for 60 days after such issuer receives a written notice of default stating that it is in breach and requiring such breach to be remedied. The notice must be sent by either the trustee or holders of at least 25% of the aggregate principal amount of the outstanding debt securities of the affected series;

•	the applicable issuer or any Significant Subsidiary, defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the applicable issuer or any of its Significant Subsidiaries (or the payment of which is guaranteed by the applicable issuer or any of its Significant Subsidiaries), other than Indebtedness owed to the applicable issuer or a Significant Subsidiary of such issuer, whether such Indebtedness or guarantee now exists, or is created after the date of the applicable indenture, which default:

(a) is caused by a failure to pay principal of, or interest or premium on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or

(b) results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $50 million or more;

•	the applicable issuer or any of its Significant Subsidiaries files for, or consents to the filing of, bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur;

•	any guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any guarantor or Person acting by or on behalf of such guarantor denies or disaffirms its obligations under the applicable indenture or any guarantee; or

•	any other event of default provided for with respect to a particular series of debt securities and described in the related prospectus supplement.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the applicable indenture.

Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If, however, the applicable issuer or any of its Significant Subsidiaries files for, or consents to the filing of, bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur, all of the debt securities of all series shall become immediately due and payable without any declaration of acceleration of maturity or any other action on the part of the trustee or the holders of the debt securities. After any such acceleration, but before a judgment or decree based on acceleration is entered and becomes final, the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration and its consequences if all events of default in respect of such series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture and certain other conditions are met. See “—Modification and Waiver.”

Reference is made to the prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability, called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series, provided that certain conditions are met. The trustee may withhold notice of any default, except a default in the payment of principal, premium, interest or any sinking fund installments, from the holders of any series of debt securities if the trustee in good faith considers it to be in the interest of holders of such series to do so.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•	the holders of at least 25% in aggregate principal amount of all outstanding debt securities of that series must make a written request that the trustee take action because of the event of default, and must offer satisfactory indemnity to the trustee against the cost, expenses and liabilities of taking that action;

•	the trustee must have not received during the 60-day period referred to below from holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice; and

•	the trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after its due date.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

The applicable issuer will furnish to the trustee every year a written statement of certain of its officers certifying that to their knowledge such issuer is in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default or event of default and its status.

Modification and Waiver

The indentures permit the applicable issuer to make three types of changes to the applicable indenture and the debt securities issued under such indenture.

Changes Requiring Your Approval. First, there are changes that cannot be made to debt securities without the approval of each holder affected thereby. Following is a list of those types of changes:

•	change the payment date of the principal or any installment of principal or interest on a debt security;

•	reduce any other amounts due on a debt security;

•	reduce the amount of principal due and payable upon acceleration of the maturity of a debt security (including the current payable on an original issue discount security) following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to institute suit to enforce any payment of any amount due on your debt security;

•	impair any right that you may have to exchange or convert the debt security for or into other securities;

•	change the relative seniority or ranking of a debt security;

•	in the case of any subordinated debt security, change any provision of the indenture relating to subordination that adversely affects the rights of any holder under such provisions;

•	change any provision of the indenture relating to a debt security that adversely affects the rights of any holder under such provisions;

•	reduce the percentage in aggregate principal amount of the debt securities of any series the consent of whose holders is needed to modify or amend the indenture or any supplement thereto;

•	reduce the percentage in aggregate principal amount of the debt securities of any series the consent of whose holders is needed to waive the applicable issuer’s compliance with certain provisions of the indenture or any supplement thereto or to waive certain defaults;

•	release any guarantor from any of its obligations under its guarantee or the indenture, except in accordance with the terms of the applicable indenture; and

•	modify any other aspect of the provisions dealing with modification and waiver of the applicable indenture or any supplement thereto.

Changes Requiring a Majority Vote. The second type of change to the indentures or any supplement thereto and the debt securities is the kind that requires a vote in favor by holders owning a majority of the principal amount of all series affected by the change, each series voting together as a single class. Most other changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of the holders of each debt security of any series affected thereby, and, as noted below, changes not requiring any approval.

The applicable issuer would need a vote by holders of a majority of the principal amount of all series affected by the waiver, each series voting together as a single class, to obtain a waiver of certain of the restrictive covenants. The applicable issuer also would need holders of a majority of the principal amount of the relevant affected series to obtain a waiver of any past default with respect to such series, except a payment default listed in the first or second category described above under “—Default and Related Matters—Events of Default—What is an Event of Default?” which may not be waived.

Each indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of such indenture that has expressly been included solely for the benefit of one or more particular series of securities, or that modifies the rights of the holders of securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under such indenture of the holders of securities of any other series.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of the debt securities. This type is limited to clarifications and certain other changes that would benefit or would not adversely affect holders of the debt securities.

Further Details Concerning Voting. When taking a vote, the applicable issuer will use the following rules to decide how much principal amount to attribute to a debt security:

•	for original issue discount securities, the applicable issuer will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known (for example, because it is based on an index) the applicable issuer will use a special rule for that debt security described in a prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies or currency units, the applicable issuer will use the U.S. dollar equivalent determined as of a specified date.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if the applicable issuer has deposited or set aside in trust for you money for their payment or redemption or if they have been fully defeased, as described under “—Defeasance—Legal Defeasance.” Debt securities owned by us, our subsidiaries or any of our or their affiliates will also not be considered outstanding or eligible to vote.

If the applicable issuer determines to set a record date, the applicable issuer will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In some circumstances, the trustee will be entitled to set a record date for action by holders. If the trustee sets a record date for a vote or other action to be taken by holders of the a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and the action voted upon must be effective within 90 days following the record date.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if the applicable issuer seeks to change the applicable indenture or the debt securities request a waiver.

Defeasance

Legal Defeasance

If there is a change in federal income tax law, as described below, the applicable issuer can legally release itself and the applicable guarantors from any payment or other obligations, with certain limited exceptions, on any series of debt securities, called legal defeasance, if the applicable issuer puts in place the following arrangements for you to be repaid:

•	the applicable issuer must deposit, or cause to be deposited, in trust for your benefit and the benefit of all other holders of that series of debt securities an amount of cash and U.S. government notes or bonds that will generate enough cash to make interest, principal, premium and any other payments on that series of debt securities on their due date;

•	the applicable issuer must deliver to the trustee a legal opinion of its counsel that is based on and confirms the tax law change described below;

•	no event of default or event that with the passage of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of the deposit described above (other than resulting from the borrowing of funds to be applied to such deposit) or, with respect to an event or default described in the seventh bullet point under “—Default and Related Matters—Events of Default—What is an Event of Default?”, on the later of (1) the 91st day after the date of the deposit or (2) the day ending on the day following the expiration of the longest preference period under any bankruptcy law applicable to the applicable issuer in respect of such deposit;

•	such deposit and defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the applicable issuer is a party or by which it is bound; and

•	the applicable issuer must comply with certain other conditions.

The applicable issuer must obtain an opinion of its counsel that, based on a change in current federal income tax law or a U.S. Internal Revenue Service ruling, the above deposit will not cause you to be taxed on the debt securities any differently than if the applicable issuer did not make the deposit and just repaid the debt securities at maturity or redemption.

In the event of legal defeasance you would have to rely solely on the trust holding the deposited cash and/or U.S. government notes or bonds for repayment of the debt securities. You could not look to the applicable issuer for repayment in the unlikely event of any shortfall. Conversely, the trust would most likely be protected from claims of the applicable issuer’s lenders and other creditors if such issuer ever becomes bankrupt or insolvent.

Covenant Defeasance

Under current federal income tax law, the applicable issuer can make the same type of deposit described above under “—Defeasance—Legal Defeasance” and be released from some of the restrictive covenants in the debt securities. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having cash and/or U.S. government notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, the applicable issuer must do the following:

•	the applicable issuer must deposit, or cause to be deposited, in trust for your benefit and the benefit of all other holders of that series of debt securities an amount of cash and U.S. government notes or bonds that will generate enough cash to make interest, principal, premium and any other payments on that series of debt securities on their due date;

•	the applicable issuer must deliver to the trustee a legal opinion of its counsel confirming that under current federal income tax law the applicable issuer may make the above deposit without causing you to be taxed on the debt securities any differently than if the applicable issuer did not make the deposit and just repaid the debt securities at maturity or redemption;

•	no event of default or event that with the passage of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of the deposit described above (other than resulting from the borrowing of funds to be applied to such deposit) or, with respect to an event of default described in the seventh bullet point under “—Default and Related Matters—Events of Default—What is an Event of Default?”, on the later of (1) the 91st day after the date of the deposit or (2) the day ending on the day following the expiration of the longest preference period under any bankruptcy law applicable to the applicable issuer in respect of such deposit;

•	such deposit and defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the applicable issuer is a party or by which it is bound; and

•	the applicable issuer must comply with certain other conditions.

If the applicable issuer accomplishes covenant defeasance, the following provisions, among others, of the indentures and the debt securities would no longer apply:

•	the events of default relating to breach of covenants, described under “—Default and Related Matters—Events of Default—What Is an Event of Default?”; and

•	any other covenants applicable in the series of debt securities described in the prospectus supplement.

If the applicable issuer accomplishes covenant defeasance, you could still look to such issuer for repayment of the debt securities if there were a shortfall in the trust. In fact, if one of the remaining events of default occurs, such as the applicable issuer’s bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust.

Redemption

Provisions relating to the redemption of debt securities, if any, will be set forth in the applicable prospectus supplement. Unless the applicable issuer states otherwise in the applicable prospectus supplement, the applicable issuer may redeem debt securities only upon notice mailed at least 15 but not more than 60 days before the date fixed for redemption. Unless the applicable issuer states otherwise in the applicable prospectus supplement, that notice may state that (1) the redemption will be conditional upon the trustee or paying agent receiving sufficient funds to pay the principal, premium and interest on the debt securities subject to redemption on the date fixed for redemption and (2) if the trustee or the paying agent does not receive those funds, the redemption notice will not apply, and the applicable issuer will not be required to redeem the debt securities subject to redemption.

If the debt securities of a particular series are redeemable and the applicable issuer redeems less than all of the debt securities of that series, such issuer may block the transfer or exchange of debt securities during the period beginning 15 days before the day the applicable issuer mails the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. The applicable issuer may also refuse to register transfers or exchanges of debt securities selected for redemption, except that such issuer will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Notices

The applicable issuer and the trustee will send notices regarding the debt securities only to holders at their addresses as listed in the records of the security registrar.

Governing Law

The indentures and the debt securities (including any guarantees endorsed on the debt securities, if any) will be governed by, and construed in accordance with, the laws of the State of New York.

Legal Ownership

Global Securities

What Is a Global Security? A global security is a special type of indirectly held security, as described below under “—Indirect Holders.”

If the applicable issuer chooses to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. The applicable issuer does this by requiring that the global security be registered in the name of a financial institution such issuer selects and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary.

Any Person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of debt securities will initially be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The applicable issuer does not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that generally:

•	you cannot get debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “—Indirect Holders;”

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to your interest in the global security. The applicable issuer and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. The applicable issuer and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

Special Situations When Global Security Will Be Exchanged For Physical Certificates. In a few special situations described below, interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or indirectly will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder. The rights of direct and indirect holders in the debt securities are described below under “—Direct Holders” and “—Indirect Holders.”

The special situations when a global security may be exchanged for physical certificates are:

•	when the depositary notifies the applicable issuer that it is unwilling, unable or no longer qualified to continue as depositary and no successor depositary has been appointed within 90 days after this notice;

•	when the applicable issuer notifies the trustee that such issuer wishes to exchange physical certificates for the global security, provided that such issuer understands that under current industry practices, The Depository Trust Company would notify its participants of this determination, but would only withdraw beneficial interests from a global security at the request of participants; or

•	when an event of default on the debt securities has occurred and has not been cured.

Defaults are discussed above under “—Default and Related Matters.”

The prospectus supplement may also list additional situations when a global security may be exchanged for physical certificates that would apply only to the particular series of debt securities covered by that prospectus supplement. When physical certificates are to be exchanged for a global security, the depositary (and not the applicable issuer or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders of the physical certificates.

Direct Holders

The applicable issuer’s obligations, as well as the obligations of the trustee and those of any third parties employed by the applicable issuer or the trustee, are only to persons or entities who are the direct holders of debt securities (i.e., those who are registered as holders of debt securities). As noted below, the applicable issuer does not have obligations to you if you hold through indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described above. For example, once the applicable issuer makes payment to the registered holder, the applicable issuer has no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Indirect Holders

Investors who hold debt securities in accounts at banks or brokers will not be recognized by the applicable issuer as legal holders of debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Certain Definitions

Set forth below are certain defined terms used in the indentures. Reference is made to the applicable indenture for a full disclosure of all such terms.

“Credit Agreement” means the Credit Agreement, dated as of July 27, 2017, by and among Owens & Minor Distribution, Inc., Owens & Minor Medical, Inc., Barista Acquisition I, LLC and Barista Acquisition II, LLC (as U.S. borrowers), Owens & Minor, Inc. and certain of its domestic subsidiaries as may become parties thereto from time to time (as guarantors), Wells Fargo Bank, N.A. (as administrative agent), Bank of America, N.A., JPMorgan Chase Bank, N.A. and SunTrust Bank (as co-syndication agents), and the other banks from time to time party thereto, as amended from time to time.

“Credit Facilities” means, one or more debt facilities, commercial paper facilities, or capital markets financings (whether or not registered with the SEC), in each case with banks, investment banks (acting as underwriters, placement agents or dealers), other institutional lenders or investors or trustees providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, or capital markets financings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

“Indebtedness” means all items classified as indebtedness on the most recently available balance sheet of the issuer and its consolidated subsidiaries, in accordance with GAAP.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Significant Subsidiary” means (1) any guarantor or (2) any of our subsidiaries that would be a “Significant Subsidiary” of the issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Specified Indebtedness” means (1) any Indebtedness under the Credit Agreement and (2) any Indebtedness incurred under Credit Facilities that refinance such Indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of, and is qualified in its entirety by, our amended and restated articles of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $2.00 per share, and 10,000,000 shares of cumulative preferred stock, par value $100.00 per share. As of December 1, 2017, 61,255,854 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.

Common Stock

Dividends

Subject to the rights of any series of preferred stock that we may issue, the holders of common stock may receive dividends when, as and if declared by our board of directors, out of our assets legally available therefor.

Voting Rights

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which shareholders are entitled to vote generally, including the election or removal of directors. In uncontested elections, directors are elected by a majority of the votes cast in the election for such director nominee. The holders of our common stock do not have cumulative voting rights in the election of directors. The affirmative vote of more than two-thirds of the outstanding shares of common stock is required for certain amendments to our amended and restated articles of incorporation and the approval of mergers, statutory share exchanges, certain sales or other dispositions of assets outside the usual and regular course of business, conversions, domestications and dissolutions. All other matters to be voted on by shareholders must be approved by a majority of the votes cast on the matter.

Liquidation Rights

Upon our dissolution, liquidation or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of shares of our preferred stock having liquidation preferences, if any, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution.

Other Rights

Holders of shares of our common stock do not have preemptive, subscription, redemption or conversion rights. Shares of our common stock will not be subject to further calls or assessment by us. There will be no redemption or sinking fund provisions applicable to shares of our common stock. The rights, powers, preferences and privileges of holders of shares of our common stock will be subject to those of the holders of any shares of our preferred stock that we may authorize and issue in the future.

The transfer agent and registrar for shares of our common stock is Computershare.

Our common stock is listed on the New York Stock Exchange under the symbol “OMI.”

Preferred Stock

Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of shares of preferred stock (including shares of convertible preferred stock). Unless required by law or by the New York Stock Exchange, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors is able to determine, with respect to any series of shares of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including:

•	the rate of dividend, the time of payment and the dates from which any dividends shall be cumulative and the extent of participation rights, if any;

•	any right to vote with holders of shares of any other series or class and any right to vote as a class either generally or as a condition to specified corporate action, subject to certain limitations;

•	the price at which and the terms and conditions upon which shares may be redeemed;

•	the amount payable upon shares in the event of involuntary or voluntary liquidation;

•	sinking fund provisions of the redemption or purchase of shares, if any; and

•	the terms and conditions upon which shares may be converted, if the shares of any series are issued with the privilege of conversion.

Anti-Takeover Provisions

Certain provisions in our amended and restated articles of incorporation and our amended and restated bylaws, as well as certain provisions of Virginia law, may make more difficult or discourage a takeover of our business or removal of our incumbent directors or officers.

Certain Provisions of Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Election and Removal of Directors; Vacancies. Each of our directors is elected by the vote of a majority of the votes cast at any meeting of shareholders for the election of directors at which a quorum is present, provided that if the number of director nominees at such meeting exceeds the number of directors to be elected, the directors are elected by a plurality of the votes cast. Under our amended and restated bylaws, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.

Our directors are elected for one-year terms and can be removed, with or without cause, if the number of votes cast for removal at a shareholder meeting called for that purpose at which a quorum is present constitutes a majority of the votes entitled to be cast at an election of directors. Our amended and restated bylaws currently provide that the total number of directors is 11. The number of directors may be increased or decreased by amendment of our amended and restated bylaws.

Vacancies in the board may be filled by shareholders or by the board. Subject to the rights of any preferred stock, any vacancy on our board of directors resulting from any death, resignation, retirement, disqualification, removal from office or newly created directorship resulting from an increase in the authorized number of directors or otherwise may be filled by majority vote of the remaining directors then in office, even if less than a quorum, or shareholders.

Special Meetings of Shareholders. Special meetings of shareholders may be called at any time and from time to time only by the chairman of our board of directors, our chief executive officer or by a majority of the board of directors.

Advance Notice Requirements for Shareholder Director Nominations and Shareholder Business. Our amended and restated bylaws require that advance notice of shareholder director nominations and shareholder business for annual meetings be made in writing and given to our corporate secretary, together with certain specified information, not later than 120 days before the anniversary of the immediately preceding annual meeting of shareholders, subject to other timing requirements as specified in our amended and restated bylaws.

Authorized but Unissued Capital Stock. Our amended and restated articles of incorporation currently authorize more capital stock than we have issued. The listing requirements of the New York Stock Exchange, which will apply so long as our common stock remains listed on the New York Stock Exchange, require shareholder approval of certain issuances equal to or exceeding 20% of then-outstanding voting power or then-outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Certain Provisions of Virginia Law

Control Share Acquisitions Statute. Virginia law contains provisions relating to “control share acquisitions,” which are transactions causing the voting power of any person acquiring beneficial ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Under Virginia law, shares acquired in a control share acquisition have no voting rights unless granted by a majority vote of all outstanding shares entitled to vote in the election of directors other than those held by the acquiring person or held by any officer or employee director of the corporation, unless at the time of any control share acquisition, the articles of incorporation or bylaws of the corporation provide that this statute does not apply to acquisitions of its shares. An acquiring person that owns 5% or more of the corporation’s voting stock may require that a special meeting of the shareholders be held, within 50 days of the acquiring person’s request, to consider the grant of voting rights to the shares acquired or to be acquired in the control share acquisition. If voting rights are not granted and the corporation’s articles of incorporation or bylaws permit, the acquiring person’s shares may be redeemed by the corporation, at the corporation’s option, at a price per share equal to the acquiring person’s cost. Unless otherwise provided in the corporation’s articles of incorporation or bylaws, the Virginia law grants appraisal rights to any shareholder who objects to a control share acquisition that is approved by a vote of disinterested shareholders and that gives the acquiring person control of a majority of the corporation’s voting shares. As permitted by Virginia law, we have opted out of the Virginia anti-takeover law regulating control share acquisitions.

Affiliated Transactions Statute. Virginia law also contains provisions governing “affiliated transactions.” An affiliated transaction is generally defined as a merger, a share exchange, a material disposition of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of a holder of more than 10% of any class of the corporation’s outstanding voting shares (a “10% holder”) or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by a 10% holder by more than 5%. In general, these provisions prohibit a Virginia corporation from engaging in affiliated transactions with any 10% holder for a period of three years following the date that such person became a 10% holder unless (1) the board of directors of the corporation and the holders of two-thirds of the voting shares, other than the shares beneficially owned by the 10% holder, approve the affiliated transaction or (2) before the date the person became a 10% holder, the board of directors approved the transaction that resulted in the shareholder becoming a 10% holder. Virginia law permits corporations to opt out of the affiliated transactions provisions. We have not opted out of the Virginia anti-takeover law regulating affiliated transactions.

Shareholder Action by Unanimous Consent. Virginia law provides that, unless provided otherwise in a Virginia corporation’s articles of incorporation, any action that could be taken by shareholders at a meeting may be taken, instead, without a meeting and without notice if a consent in writing is signed by all the shareholders entitled to vote on the action. Our amended and restated articles of incorporation do not include a provision that permits shareholders to take action without a meeting other than by unanimous written consent.

Limitations on Liability and Indemnification of Officers and Directors

Virginia law permits, and our amended and restated articles of incorporation provide for, the indemnification of our directors and officers with respect to certain liabilities and expenses imposed upon them in connection with any civil, criminal or other proceeding by reason of having been a director or officer of our company. This indemnification does not apply in the case of willful misconduct or a knowing violation of the criminal law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy and is unenforceable.

DESCRIPTION OF DEPOSITARY SHARES

We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary does not contain all of the information that may be important to you. The complete terms of the depositary shares will be set forth in the deposit agreement and depositary receipt for the applicable depositary shares. The forms of deposit agreement and related depositary receipt that will be entered into with respect to a particular offering of depositary shares will be filed as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. The particular terms of any depositary shares and the related depositary receipts and deposit agreement will be described in the applicable prospectus supplement. You should read the deposit agreement and the depositary receipt. You should also read the applicable prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may offer fractional shares of preferred stock of any class or series rather than full preferred shares. If we do, we will deposit preferred stock of such class or series with a bank, trust company or other financial institution as depositary, with respect to such deposit agreement (the “Depositary”) and cause such Depositary to issue depositary receipts evidencing the related depositary shares, each of which will represent a fractional interest (to be set forth in the applicable prospectus supplement) of a share of such class or series, as the case may be, of preferred stock.

The preferred stock represented by depositary shares will be deposited under a separate deposit agreement between us and the applicable Depositary. Subject to the terms of the deposit agreement, each holder of a depositary receipt issued under that deposit agreement will be entitled, in proportion to the applicable fraction of a preferred share represented by the related depositary share, to all the rights and preferences of the preferred stock represented thereby (including, if applicable and subject to the matters discussed below, any distribution, voting, redemption, conversion, exchange and liquidation rights).

The applicable prospectus supplement relating to the depositary shares offered thereby will set forth their specific terms, including, when applicable:

•	the terms of the class or series of preferred stock deposited by us under the related deposit agreement, the number of such depositary shares and the fraction of one share of such preferred stock represented by one such depositary share;

•	whether such depositary shares will be listed on any securities exchange; and

•	any other specific terms of such depositary shares and the related deposit agreement.

Depositary receipts may be surrendered for transfer or exchange at any office or agency of the relevant Depositary maintained for that purpose, subject to the terms of the related deposit agreement. Unless otherwise specified in the applicable prospectus supplement, depositary receipts will be issued in denominations evidencing any whole number of depositary shares. No service charge will be made for any permitted transfer or exchange of depositary receipts, but we or the Depositary may require payment of any tax or other governmental charge payable in connection therewith.

Pending the preparation of definitive depositary receipts, the Depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially similar to, and entitle the holders thereof to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter and, when definitive depositary receipts are available, temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Depositary will distribute all cash distributions received in respect of the deposited preferred shares to the record holders, as of the relevant record date, of depositary receipts relating to such preferred shares in proportion, insofar as possible, to the numbers of such depositary shares owned by such holders on such record date. The Depositary will distribute only such amount, however, as can be distributed without distributing to any holder of depositary receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the Depositary for distribution to record holders of those depositary receipts.

In the event of a distribution in property other than in cash, the Depositary will distribute property received by it to the record holders, as of the relevant record date, of depositary receipts entitled thereto in proportion, insofar as possible, to the number of depositary shares owned by such holders on such record date. If, however, the Depositary determines that it is not feasible to make such distribution, it may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (public or private) of such property and the distribution of the net proceeds from such sale to such holders.

The deposit agreement may also contain provisions relating to the manner in which any subscription or similar rights offering offered by us to holders of the related class or series of preferred shares will be made available to holders of depositary receipts.

The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the Depositary on account of taxes.

Redemption and Repurchase of Preferred Stock

If we redeem a class or series of preferred stock represented by depositary shares, the Depositary will redeem the depositary shares from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such class or series of preferred shares held by the Depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and of any other amounts or property per share payable upon such redemption with respect to the preferred stock so redeemed. Whenever we redeem preferred shares held by the Depositary, the Depositary will redeem as of the same date the number of depositary shares representing the preferred shares so redeemed, provided that we have paid in full to the Depositary the redemption price of the preferred shares to be redeemed plus any other amounts or property payable upon such redemption with respect to the shares to be so redeemed. If fewer than all the depositary shares are to be redeemed at our option, the depositary shares to be redeemed will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Depositary. If the depositary shares evidenced by a depositary receipt are to be redeemed in part only, a new depositary receipt will be issued for any depositary shares not so redeemed.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the related depositary receipts with respect to the depositary shares so called for redemption will cease, except the right to receive any monies or other property payable upon redemption upon surrender of such depositary receipts to the Depositary.

Depositary shares, as such, are not subject to repurchase by us at the option of the holders. Nevertheless, if the preferred stock represented by depositary shares is subject to repurchase at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred stock, the related depositary receipts may be surrendered by the holders thereof to the Depositary with written instructions to the Depositary to instruct us to repurchase the preferred stock represented by the depositary shares evidenced by such depositary receipts at the applicable repurchase price. Upon receipt of such instructions and subject to our having funds legally available therefor, we will repurchase the requisite whole number of shares of such preferred stock from the Depositary, who in turn will repurchase such depositary receipts. Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of depositary shares representing one or more whole shares of the related preferred stock. The repurchase price per depositary share will be equal to the repurchase price and any other amounts or property payable per share upon such redemption with respect to the preferred shares multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be repurchased in part only, one or more new depositary receipts will be issued for any depositary shares not to be repurchased.

Withdrawal of Preferred Stock

Except as may be otherwise provided in the applicable prospectus supplement, any holder of depositary receipts, upon surrender of the depositary receipts at the applicable office or agency of the Depositary (unless the related depositary shares have previously been called for redemption), subject to the terms of the deposit agreement, may demand delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary receipts. Partial shares of preferred stock will not be issued. Holders shall only be entitled to request the withdrawal of one or more whole shares of the related preferred stock and must surrender depositary receipts evidencing depositary shares that in turn represent such whole shares of preferred stock. Holders of depositary receipts making such withdrawals will be entitled to receive whole preferred shares on the basis set forth in the related prospectus supplement, but holders of such whole shares of preferred stock will not thereafter be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts therefor. If the depositary receipts surrendered by the holder in connection with such withdrawal evidence a number of depositary shares representing more than the number of whole preferred shares to be withdrawn, the Depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any class or series of deposited preferred stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such class or series of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the relevant class or series of preferred stock) may instruct the Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by such depositary shares in accordance with such instructions, and we will take all reasonable actions that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Conversion and Exchange of Preferred Stock

If the preferred stock represented by depositary shares is exchangeable at our option for other securities, then, whenever we exercise our option to exchange all or a portion of such preferred stock held by the Depositary, the Depositary will exchange as of the same date a number of such depositary shares representing such preferred stock so exchanged, provided we shall have issued and delivered to the Depositary the securities for which such preferred stock is to be exchanged. The exchange rate per depositary share shall be equal to the exchange rate per preferred share multiplied by the fraction of a preferred share represented by one depositary share. If less than all of the depositary shares are to be exchanged, the depositary shares to be exchanged will be selected by the Depositary by lot or pro rata or other equitable method, in each case as may be determined by us. If the depositary shares evidenced by a depositary receipt are to be exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be exchanged.

Depositary shares, as such, are not convertible or exchangeable at the option of the holders into other securities or property. Nevertheless, if the preferred stock represented by depositary shares is convertible into or exchangeable for other securities or property at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred stock, the related depositary receipts may be surrendered by holders thereof to the Depositary with written instructions to the Depositary to instruct us to cause conversion or exchange, as the case may be, of the preferred stock represented by the depositary shares evidenced by such depositary receipts into such number or amount of other securities, in authorized denominations, or other property, as the case may be, as specified in the related prospectus supplement. We, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange, as the case may be, and will deliver to the holders (or cause the Depositary to deliver to the holders) such number or amount of other securities, in authorized denominations, or other property, as the case may be (and, if required by the terms of the applicable preferred stock, cash in lieu of any fractional share). Notwithstanding the foregoing, holders shall only be entitled to request the conversion or exchange of depositary shares representing one or more whole shares of the related preferred stock. The exchange or conversion rate per depositary share shall be equal to the exchange or conversion rate per share of preferred stock multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of Deposit Agreement

Unless otherwise provided in this prospectus, the applicable prospectus supplement or as required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary receipts issued under any deposit agreement or the related depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of such depositary shares then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which such depositary shares may be listed). In no event may any such amendment impair the right of any holder of depositary receipts, subject to the conditions specified in the deposit agreement, to receive the related preferred shares upon surrender of such depositary receipts as described above under “—Withdrawal of Preferred Stock.” Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement automatically terminates if:

•	all outstanding depositary shares issued thereunder have been redeemed or repurchased by us;

•	each preferred share deposited thereunder has been converted into or exchanged for other securities or other property or has been withdrawn; or

•	there has been a final distribution in respect of the preferred shares deposited thereunder in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of related depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all fees and expenses of the Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock or arising in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges, including any fee for withdrawal of their shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment by us of a successor Depositary and its acceptance of such appointment. The successor Depositary must be a bank, trust company or other financial institution selected by us having an office in the United States and otherwise meeting the requirements of the deposit agreement.

Miscellaneous

The Depositary will forward to the holders of the applicable depositary receipts all reports and communications from us which are delivered to the Depositary and which are intended for delivery to holders of the deposited preferred stock.

Neither the Depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of us and the Depositary under the deposit agreement will be limited to performance of our respective duties thereunder in good faith and without gross negligence and willful misconduct and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preferred stock unless satisfactory indemnity is furnished. We and any Depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may offer stock purchase contracts either separately or together with other securities offered hereby. The following description of the stock purchase contracts provides certain general terms and provisions of the stock purchase contracts to which any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of any stock purchase contracts and, if applicable, any prepaid securities (as defined below), the stock purchase contract and, if applicable, any related pledge or depositary agreement relating to any particular offering of stock purchase contracts. The form of stock purchase contract and, if applicable, the form of any related pledge or depositary agreement relating to any particular offering of stock purchase contracts will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. This summary of some of the terms of the stock purchase contracts and the summary of some of the terms of the particular stock purchase contracts and, if applicable, any related pledge or depositary agreements contained in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the particular stock purchase contracts or stock purchase units, as the case may be, and any related pledge or depositary agreement, and you should read those documents for provisions that may be important to you.

Stock purchase contracts may include contracts obligating or entitling holders to purchase from us, and us to sell to holders, a specified number of shares of our common stock at a future date or dates. The consideration per share and the number of shares may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula in the stock purchase contracts and may be subject to adjustment under anti-dilution or other formulas or provisions. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and other securities that may be sold by us pursuant to this prospectus, debt obligations of third parties (including U.S. Treasury securities) or any combination of the foregoing, which may secure the holders’ obligations to purchase the common shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or stock purchase units, as the case may be, or vice versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances, we may deliver newly issued prepaid stock purchase contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing such holders’ obligations under the original stock purchase contract.

DESCRIPTION OF WARRANTS

The following is a summary of the general terms of warrants we may issue (either separately or together with other securities) and that we may offer and sell. We may issue warrants to purchase common stock, preferred stock or debt securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. The warrants are to be issued under warrant agreements (“warrant agreements”) each to be entered into between us and a bank, trust company or other financial institution, as warrant agent, all as described in the prospectus supplement relating to the particular issuance of warrants. The particular terms of any warrants and the related warrant agreement as well as the identity of the warrant agent will be described in the applicable prospectus supplement. The form of warrant agreement, including the form of certificate representing the applicable warrants (“warrant certificate”) that will be entered into with respect to a particular offering of warrants will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. This summary of some of the terms of the warrant agreements and warrants and the summary of some of the terms of the particular warrant agreement and warrants described in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the particular warrant agreement and the related warrant certificate, and you should read those documents for provisions that may be important to you. To the extent that any particular terms of any warrants or the related warrant agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement.

General

The applicable prospectus supplement will include some or all of the following terms of the warrants to be offered:

•	the title and aggregate number of the applicable warrants;

•	the designation, number (or amount) and terms of shares of common stock, preferred stock or debt securities, as the case may be, that may be purchased upon exercise of each warrant and the procedures that will result in the adjustment of those numbers;

•	the exercise price, or the manner of determining the price, at which the shares of common stock or preferred stock or the amount of debt securities, as the case may be, may be purchased upon exercise of each warrant;

•	if other than cash, the property and manner in which the exercise price for the warrants may be paid;

•	any minimum or maximum number of warrants that are exercisable at any one time;

•	the dates or periods during which the warrants may be exercised;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

•	whether the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be separately transferable; and

•	any other terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase such number of shares of common stock or preferred stock or such amount of debt securities, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement. Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

Holders of common stock or preferred stock warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any dividends or distributions, if any, on our shares.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the other securities comprising the units, including whether and under what circumstances those securities may be traded separately;

•	the terms of the unit agreement governing the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units;

•	the U.S. federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions:

•	directly to one or more purchasers;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through brokers or dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. Direct sales may be arranged by a securities broker-dealer or other financial intermediary. We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any “at the market” offering of securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

If a dealer is utilized in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus and any prospectus supplement will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York, as to New York law, and Hunton & Williams LLP, Richmond, Virginia, as to Virginia law. Any underwriters will be advised about other issues relating to any offering by their own counsel.

EXPERTS

The consolidated financial statements of Owens & Minor, Inc. and its subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

SEC registration fee	(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Printing expenses	(2)
Trustee fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)

Total	(2)

(1)	In accordance with Rules 456(b) and 457(r), payment of all of the registration fee is deferred.
(2)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Virginia Corporations

The Virginia Stock Corporation Act (the “VSCA”) establishes a statutory limit on liability of directors and officers of a Virginia corporation for damages assessed against it in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation and authorizes the corporation to specify a lower monetary limit on liability (including the elimination of liability) in its articles of incorporation or shareholder-approved bylaws; however, the liability of a director or an officer director shall not be limited if such director or officer engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including any unlawful insider trading or manipulation of the market for any security.

Under the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires such indemnification when a director or an officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or an officer of the corporation, and further provides that a Virginia corporation may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by the corporation’s articles of incorporation or shareholder-approved bylaws, except an indemnity against willful misconduct or a knowing violation of criminal law.

The VSCA permits a corporation to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, and incurred in his or her capacity as, a director or an officer, whether or not the corporation would have the power to indemnify the director or officer against this liability under Virginia law.

Owens & Minor, Inc. and Owens & Minor Distribution, Inc.

The Owens & Minor, Inc. amended and restated articles of incorporation and the Owens & Minor Distribution, Inc. articles of incorporation, as amended, each eliminate the liability of their respective directors and officers to the respective company or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, except in the case of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Each company is required to indemnify its respective directors and officers in connection with any proceeding brought upon such director or officer by reason of having been a director or officer unless he or she engaged in willful misconduct or a knowing violation of the criminal law. In addition, each company’s articles of incorporation requires each company, respectively, to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding or a final determination as to the availability of indemnification if the director or officer furnishes to the respective company a written statement of his or her good faith belief that he or she has met the relevant standard of conduct and a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct.

Each company carries insurance on behalf of its directors and officers.

Owens & Minor Medical, Inc. and O&M Halyard, Inc.

The Owens & Minor Medical, Inc. articles of incorporation, as amended, and the O&M Halyard, Inc. articles of incorporation are silent as to the indemnification of each respective company’s directors and officers and, therefore, the default provisions of the VSCA apply. Additionally, each company carries insurance on behalf of its directors and officers.

Virginia Limited Liability Companies

The Virginia Limited Liability Company Act (the “VLLCA”) provides that damages assessed against a manager or member of a Virginia limited liability company brought by or in the right of such limited liability company or brought by or on behalf of the members of such limited liability company, may not exceed the lesser of (1) the monetary amount, including the elimination of liability, specified in the articles of organization or operating agreement of the limited liability company or (2) the greater of $100,000 or the amount of cash compensation received by the manager or member in the 12 months preceding the act or omission for which the liability was imposed, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law.

Barista Acquisition I, LLC and Barista Acquisition II, LLC

The operating agreements for Barista Acquisition I, LLC and Barista Acquisition II, LLC limit the liability of each limited liability company’s sole member and provide that the sole member of each limited liability company shall not have any liability to the respective limited liability company arising out of a transaction, occurrence or course of conduct unless he, she or it has engaged in willful misconduct or a knowing violation of criminal law or has knowingly exceeded the authority granted by or pursuant to each limited liability company’s respective operating agreement. Each limited liability company is required to indemnify its member in connection with any proceeding brought upon such member by reason of having been a member unless he, she or it has engaged in willful misconduct or a knowing violation of criminal law or has knowingly exceeded the authority granted by or pursuant to each limited liability company’s respective operating agreement. In addition, each limited liability company’s operating agreement requires each limited liability company, respectively, to advance or reimburse the reasonable expenses incurred by a member who is a party to a proceeding upon request unless it has been determined that such member is not entitled to indemnification because of a failure to meet the relevant standard of conduct. Such advances or reimbursements shall be conditioned upon receipt by the respective limited liability company from the member a written undertaking to repay the advance if it is ultimately determined that the member did not meet the relevant standard of conduct.

Each company carries insurance on behalf of its respective member.

ITEM 16. EXHIBITS

See the Exhibit Index immediately preceding the signature pages hereto, which is incorporated by reference as if fully set forth herein.

ITEM 17. UNDERTAKINGS

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement);

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of each of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of each of the registrants or used or referred to by each of the registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about each of the registrants or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrants’ combined annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrants hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each of the registrants, pursuant to the provisions described under Item 15 or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification by it is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit No.	Description

1.1**	Form of Underwriting Agreement

4.1	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-09810) dated July 29, 2008)

4.2	Amended and Restated Bylaws of the Company, as adopted on February 5, 2015 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-09810) dated February 10, 2015)

4.3*	Form of Indenture for Debt Securities of Owens & Minor, Inc.

4.4*	Form of Debt Securities of Owens & Minor, Inc. (included in Exhibit 4.3 hereto)

4.5*	Form of Indenture for Debt Securities of O&M Halyard, Inc.

4.6*	Form of Debt Securities of O&M Halyard, Inc. (included in Exhibit 4.5 hereto)

4.7**	Certificate of Designations of Cumulative Preferred Stock

4.8**	Form of Deposit Agreement for Depositary Shares

4.9**	Form of Depositary Receipt (included in Exhibit 4.8 hereto)

4.10**	Form of Stock Purchase Contract Agreement

4.11**	Form of Stock Purchase Contract

4.12**	Form of Warrant Agreement

4.13**	Form of Warrant Certificate

4.14**	Form of Unit Agreement

4.15**	Form of Unit

5.1*	Opinion of Simpson Thacher & Bartlett LLP

5.2*	Opinion of Hunton & Williams LLP

12.1*	Computation of Ratios of Earnings to Fixed Charges, Combined Fixed Charges and Preferred Stock Dividends

23.1*	Consent of KPMG LLP

23.2*	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1 hereto)

23.3*	Consent of Hunton & Williams LLP (included in Exhibit 5.2 hereto)

24.1*	Powers of Attorney (included on signature pages hereto)

25.1*	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for Form of Indenture for Debt Securities of Owens & Minor, Inc.

25.2*	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for Form of Indenture for Debt Securities of O&M Halyard, Inc.

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Hanover, Commonwealth of Virginia on the 12th day of December, 2017.

OWENS & MINOR, INC.

By:	/s/ Paul C. Phipps
Paul C. Phipps President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Paul C. Phipps, Richard A. Meier and Nicholas J. Pace, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 12th day of December, 2017.

	Signature	Title

By:	/s/ Paul C. Phipps Paul C. Phipps	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

By:	/s/ Richard A. Meier Richard A. Meier	Executive Vice President, Chief Financial Officer and President, International (Principal Financial Officer)

By:	/s/ Michael W. Lowry Michael W. Lowry	Senior Vice President and Corporate Controller (Principal Accounting Officer)

By:	/s/ Stuart M. Essig Stuart M. Essig	Director

By:	/s/ John W. Gerdelman John W. Gerdelman	Director

By:	/s/ Barbara B. Hill Barbara B. Hill	Director

	Signature	Title

By:	/s/ Lemuel E. Lewis Lemuel E. Lewis	Director

By:	/s/ Martha H. Marsh Martha H. Marsh	Director

By:	/s/ Eddie N. Moore, Jr. Eddie N. Moore, Jr.	Director

By:	/s/ James E. Rogers James E. Rogers	Director

By:	/s/ David S. Simmons David S. Simmons	Director

By:	/s/ Robert C. Sledd Robert C. Sledd	Director

By:	/s/ Anne Marie Whittemore Anne Marie Whittemore	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Hanover, Commonwealth of Virginia on the 12th day of December, 2017.

OWENS & MINOR DISTRIBUTION, INC.

By:	/s/ Paul C. Phipps
Paul C. Phipps
President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Paul C. Phipps, Richard A. Meier and Nicholas J. Pace, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 12th day of December, 2017.

	Signature	Title

By:	/s/ Paul C. Phipps Paul C. Phipps	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

By:	/s/ Richard A. Meier Richard A. Meier	Executive Vice President, Chief Financial Officer, President, International and Director (Principal Financial Officer)

By:	/s/ Michael W. Lowry Michael W. Lowry	Senior Vice President and Corporate Controller (Principal Accounting Officer)

By:	/s/ Nicholas J. Pace Nicholas J. Pace	Senior Vice President, General Counsel, Corporate Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Hanover, Commonwealth of Virginia on the 12th day of December, 2017.

OWENS & MINOR MEDICAL, INC.

By:	/s/ Paul C. Phipps
Paul C. Phipps
President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Paul C. Phipps, Richard A. Meier and Nicholas J. Pace, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 12th day of December, 2017.

	Signature	Title

By:	/s/ Paul C. Phipps Paul C. Phipps	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

By:	/s/ Richard A. Meier Richard A. Meier	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Nicholas J. Pace Nicholas J. Pace	Senior Vice President, General Counsel, Corporate Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Hanover, Commonwealth of Virginia on the 12th day of December, 2017.

BARISTA ACQUISITION I, LLC

By:	Owens & Minor, Inc., its Sole Member

By:	/s/ Paul C. Phipps
Paul C. Phipps President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Paul C. Phipps, Richard A. Meier and Nicholas J. Pace, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 12th day of December, 2017.

	Signature	Title

By:	/s/ Richard A. Meier Richard A. Meier	President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Nicholas J. Pace Nicholas J. Pace	Senior Vice President, General Counsel and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Hanover, Commonwealth of Virginia on the 12th day of December, 2017.

BARISTA ACQUISITION II, LLC

By:	Owens & Minor, Inc., its Sole Member

By:	/s/ Paul C. Phipps
Paul C. Phipps President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Paul C. Phipps, Richard A. Meier and Nicholas J. Pace, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 12th day of December, 2017.

	Signature	Title

By:	/s/ Richard A. Meier Richard A. Meier	President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Nicholas J. Pace Nicholas J. Pace	Senior Vice President, General Counsel and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Hanover, Commonwealth of Virginia on the 12th day of December, 2017.

O&M HALYARD, INC.

By:	/s/ Paul C. Phipps
Paul C. Phipps President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Paul C. Phipps, Richard A. Meier and Nicholas J. Pace, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 12th day of December, 2017.

	Signature	Title

By:	/s/ Paul C. Phipps Paul C. Phipps	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

By:	/s/ Richard A. Meier Richard A. Meier	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Nicholas J. Pace Nicholas J. Pace	Senior Vice President, General Counsel, Corporate Secretary and Director